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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Payless ShoeSource, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 23rd day of August, 1999.



                                ESL PARTNERS, L.P.

                                By:  RBS Partners, L.P., its general partner
                                By:  ESL Investments, Inc., its general partner

                                     By:   /s/ EDWARD S. LAMPERT
                                        ----------------------------------------
                                           Edward S. Lampert
                                           President

                                ESL LIMITED

                                By:  ESL Investment Management, LLC,
                                     its investment manager

                                     By:   /s/ EDWARD S. LAMPERT
                                        ----------------------------------------
                                           Edward S. Lampert
                                           Managing Member

                                ESL INSTITUTIONAL PARTNERS, L.P.

                                By: RBS Investment Management, LLC, its general partner

                                     By:   /s/ EDWARD S. LAMPERT
                                        ----------------------------------------
                                           Edward S. Lampert
                                           Managing Member